UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2019

AEROVIRONMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33261	95-2705790
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

900 Innovators Way
Simi Valley, California	93065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (805) 581-2187

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	AVAV	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Amendment No. 1 to the Current Report on Form 8-K of AeroVironment, Inc. (the “Company”), dated May 16, 2019 (the “Original Filing”), is being filed to disclose certain terms of Mr. Flittie’s consulting agreement with the Company in connection with his retirement, the terms of which were not yet finalized as of the Original Filing. This Amendment No. 1 effects no other changes in the Original Filing and is restated herein in its entirety.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 13, 2019, Kirk J. Flittie, Senior Vice President and General Manager of the Company, notified the Company of his intent to resign and retire from the Company due to personal health reasons, effective July 13, 2019.

On July 11, 2019, in connection with Mr. Flittie’s retirement, the Company entered into a one-year consulting agreement with Mr. Flittie (the “Consulting Agreement), effective July 13, 2019. Pursuant to the Consulting Agreement, Mr. Flittie will receive the following for providing certain consulting services to the Company: (1) an hourly rate of $160.00 for consulting services rendered to the Company under the Consulting Agreement (with such fees not to exceed $20,000.00 for the term of the Consulting Agreement); and (2) continued coverage under the Company’s medical benefits program and payment by the Company of his medical plan premiums. As a result of his continued service to the Company under the Consulting Agreement, the vesting of all unvested restricted stock awards outstanding as of the last date of Mr. Flittie’s employment with the Company will continue during the one-year term of the Consulting Agreement.  All performance restricted stock units held by Mr. Flittie as of July 13, 2019 were cancelled effective as of such date.

The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Consulting Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On May 16, 2019, the Company issued a press release announcing Mr. Flittie’s resignation from the Company.  A copy of the Company’s press release is furnished with this Form 8-K and attached hereto as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of such section. Such information shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as expressly set forth by specific reference in such filing.

Item 8.01.  Other Events.

On May 16, 2019, the Company purchased ¥500,000,000 JPY (approximately $4.6 million) of additional shares of HAPSMobile, Inc. to maintain its 10 percent ownership interest HAPSMobile, Inc., its joint venture with SoftBank Corp.  In conjunction with HAPSMobile’s previously announced plan to invest $125 million in Loon LLC and a related capital raise, the Company expects that its ownership percentage will be subsequently diluted to no less than 5 percent.

Item 9.01 Financial Statements and Exhibits

(d)  Exhibits.

Exhibit
Number	Description
10.1	Consulting Agreement by and between AeroVironment, Inc. and Kirk J. Flittie, effective July 13, 2019
99.1	Press release issued by AeroVironment, Inc., dated May 16, 2019*

* Previously filed with the Original Filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AEROVIRONMENT, INC.

Date: July 17, 2019	By:	/s/ Wahid Nawabi
Wahid Nawabi
President and Chief Executive Officer